                                                                   EXHIBIT 10.1


                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made, entered into, and effective as of October 15, 2002 (the "Effective Date"), by and between I/O Magic Corporation., a Nevada corporation ("Company"), and Tony Shahbaz, an individual ("Employee") (collectively, the "Parties").

                                    RECITALS
                                    --------

         A. Company is engaged in the business of marketing and distributing computer peripheral products and maintains its principal place of business in the State of California.

         B. Company desires to have an employment agreement with Employee as its President, and CEO subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the Parties hereto hereby agree as follows:

                                    AGREEMENT
                                    ---------

1. TERM OF EMPLOYMENT.

         a. SPECIFIED PERIOD. Company hereby employs Employee and Employee accepts employment with Company for a period of Five years commencing upon the date of this Agreement.

         b. RENEWAL. This Agreement and it's terms and conditions shall automatically renew. The agreement may be changed upon the mutual agreement of Employee and Company's Board of Director's.

         c. EMPLOYMENT TERM DEFINED. "Employment term" refers to the entire period of employment of Employee by Company, whether for the period provided above, or whether terminated earlier as hereinafter provided or extended by mutual agreement between Company and Employee.

2. DUTIES AND OBLIGATIONS OF EMPLOYEE. Employee shall serve as President and CEO. Employee shall report to the Board of Directors of the Company. Employee shall faithfully and diligently perform all professional duties and acts as may be requested and required of Employee by Company or its Directors. Employee shall devote such time and attention to the business of Company as shall be required to perform the required services and duties.

3. EXCLUSIVITY, NON-DISCLOSURE.

         a. DEVOTION TO COMPANY BUSINESS. Employee agrees to perform Employee's services efficiently and to the best of Employee's ability. Employee agrees throughout the term of this Agreement to devote his time, energy and skill to the business of the Company.

         b. TRADE SECRETS. Employee agrees that he shall not at any time, either during or subsequent to his employment term, unless expressly consented to in writing by Company, either directly or indirectly use or disclose to any person or entity any confidential information of any kind, nature or description concerning any matters affecting or relating to the business of Company, including, but not limited to, information concerning the customers of Company, Company's marketing methods, compensation paid to employees, independent contractors or suppliers and other terms of their employment or contractual relationships, financial and business records, know-how, or any other information concerning the business of Company, its manner of operations, or other data of any kind, nature or description. Employee agrees that the above information and items are important, material and confidential trade secrets and these affect the successful conduct of Company's business and its goodwill.

4. COMPENSATION.

         a. ANNUAL SALARY. Company shall compensate Employee for his services hereunder at the annual salary set forth in Exhibit A hereto payable in accordance with the Company's practices, less normal payroll deductions, and prorated for the actual employment term.

         b. SALARY INCREASES; ADDITIONAL COMPENSATION. Employee shall receive such annual increases in salary and such additional compensation as may be determined by the Board of Directors elected compensation committee of the Company in its sole discretion. Such salary increases and/or additional compensation shall be paid to Employee on the anniversary date of this Agreement during the Employment Term, and at such other times as may be determined by the Board of Directors.

5.       EMPLOYEE INCENTIVES.

         Employee shall be entitled to participate in all profit sharing, stock option and other similar plans in accordance with the directives of the Board of Directors.

6.       EMPLOYEE BENEFITS.

         a. MEDICAL COVERAGE. Company agrees to provide Employee and employee's family full medical insurance coverage for medical and dental.

         b. PLAN PARTICIPATION. Employee shall be entitled to participate in or to receive benefits under all of Company's employee benefit plans made available by Company or in the future to similarly situated employees, subject to the terms, conditions and overall administration of such plans, including but not limited to 401(k) plans, IRA plans, E.R.I.S.A Plans, any other retirement or benefit plans that the Company has made available to similarly situated employees.

7. BUSINESS EXPENSES. Employee will be required to incur travel, meals, entertainment and other business expenses on behalf of the Company in the performance of Employee's duties hereunder. Company will reimburse Employee for all such reasonable business expenses incurred by Employee in connection with Company's business upon presentation of receipts or other acceptable documentation of the expenditures. In compensating Employee for expenses, the ordinary and usual business guidelines and documentation requirements shall be adhered to by Company and Employee.

8. TERMINATION OF EMPLOYMENT.

         a. TERMINATION FOR CAUSE. Company may terminate this Agreement for cause by giving written notice of termination to Employee. The Company agrees to compensate employee four (4) times the employee's annual salary and extend any and all warrants and options granted to the employee to an additional 7 years from date of termination. The notice of termination required by this section shall specify the ground for the termination and shall be supported by a statement of all relevant facts.

         b. TERMINATION UPON DEATH OR DISABILITY.

                  i. DEATH. This Agreement shall be terminated immediately upon the death of Employee. However, company agrees to provide employees family a life Insurance Policy for a minimum of $2m.

                  ii. DISABILITY. Company reserves the right to terminate this Agreement if, due to illness or injury, either physical or mental, Employee is unable to perform Employee's customary duties as an employee of Company, unless reasonable accommodation can be made to allow Employee to continue working, for more than 90 days in the aggregate out of a period of twelve consecutive months. The disability shall be determined by a certification from a physician. Such a termination shall be effected by giving ten days' written notice of termination to Employee. Termination pursuant to this provision shall not prejudice Employee's rights to receive disability insurance payments or the continued compensation pursuant to Section 4(c) of this Agreement.

         c. EFFECT OF MERGER, TRANSFER OF ASSETS, OR DISSOLUTION. Without the prior written consent of Employee, this Agreement shall not be terminated by any voluntary or involuntary dissolution of Company resulting from a merger or consolidation in which Company is not the consolidated or surviving corporation, or a transfer of all or substantially all of the assets of Company. In the event of any such merger or consolidation or transfer of assets, Employee's rights, benefits, and obligations hereunder shall be assigned to the surviving or resulting corporation or the transferee of Company's assets.

         d. PAYMENT ON TERMINATION. Notwithstanding any provision of this Agreement, if Company terminates this Agreement without cause, other than upon death or disability as set forth above, it shall pay Employee the remaining salary amount for the remaining outstanding term of this Agreement or any renewal thereof at the then current rate of compensation, plus any other benefits to which he would otherwise receive.

9. GENERAL PROVISIONS.

         a. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Parties hereto their respective devisees, legatees, heirs, legal representatives, successors, and permitted assigns. The preceding sentence shall not affect any restriction on assignment set forth elsewhere in this Agreement.

         b. NOTICES. Any notice, request, instruction, or other document required by the terms of this Agreement, or deemed by any of the Parties hereto to be desirable, to be given to any other Party hereto shall be in writing and shall be given by facsimile, personal delivery, overnight delivery, or mailed by registered or certified mail, postage prepaid, with return receipt requested, to the Company at the address of its corporate office and to the Employee at the Employee's home address as it appears in the Employee's personnel records. A notice sent as aforesaid may change addresses from time to time. If notice is given by facsimile, personal delivery, or overnight delivery in accordance with the provisions of this Section, said notice shall be conclusively deemed given at the time of such delivery. If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given seven business days after deposit thereof in the United States mail.

         c. SUMS DUE DECEASED EMPLOYEE. If Employee dies prior to the expiration of the employment term, any sums that may be due him from Company under this Agreement as of the date of death shall be paid to Employee's executors, administrators, heirs, personal representatives, successors, and assigns.

         d. ARBITRATION. If a dispute or claim shall arise with respect to any of the terms or provisions of this Agreement, or with respect to the performance by either of the Parties under this Agreement, other than a dispute with respect to Section 3 of this Agreement, then either party may, with notice as herein provided, require that the dispute be submitted under the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). Each party shall bear one-half (1/2) of the cost of appointing the arbitrator and of paying such arbitrator's fees. The written decision of the arbitrator(s) ultimately appointed by or for both Parties shall be binding and conclusive on the Parties. Judgment may be entered on such written decision of the single arbitrator in any court having jurisdiction and the Parties consent to the jurisdiction of the Municipal and Superior Court of Orange County, California for this purpose. Any arbitration undertaken pursuant to the terms of this section shall occur in Orange County, California.

         e. ASSIGNMENT. Subject to all other provisions of this Agreement, any attempt to assign or transfer this Agreement or any of the rights conferred hereby, by judicial process or otherwise, to any person, firm, Company, or corporation without the prior written consent of the other party, shall be invalid, and may, at the option of such other party, result in an incurable event of default resulting in termination of this Agreement and all rights hereby conferred.

         f. CHOICE OF LAW. This Agreement and the rights of the Parties hereunder shall be governed by and construed in accordance with the laws of the State of California including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

         g. INDEMNIFICATION. Company shall indemnify, defend and hold Employee harmless, to the fullest extent permitted by law, for all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney's fees that Employee shall incur or suffer that arise from, result from or relate to the discharge of Employee's duties under this Agreement. Company shall maintain adequate insurance for this purpose or shall advance Employee any expenses incurred in defending any such proceeding or claim to the maximum extent permitted by law.

         h. JURISDICTION. The Parties submit to the jurisdiction of the Courts of the State of California or a Federal Court empaneled in the State of California for the resolution of all legal disputes arising under the terms of this Agreement, including, but not limited to, enforcement of any arbitration award.

         i. ENTIRE AGREEMENT. Except as provided herein, this Agreement, including exhibits, contains the entire agreement of the Parties, and supersedes all existing negotiations, representations, or agreements and all other oral, written, or other communications between them concerning the subject matter of this Agreement. There are no representations, agreements, arrangements, or understandings, oral or written, between and among the Parties hereto relating to the subject matter of this Agreement that are not fully expressed herein.

         j. SEVERABILITY. If any provision of this Agreement is unenforceable, invalid, or violates applicable law, such provision, or unenforceable portion of such provision, shall be deemed stricken and shall not affect the enforceability of any other provisions of this Agreement.

         k. CAPTIONS. The captions in this Agreement are inserted only as a matter of convenience and for reference and shall not be deemed to define, limit, enlarge, or describe the scope of this Agreement or the relationship of the Parties, and shall not affect this Agreement or the construction of any provisions herein.

         l. MODIFICATION. No change, modification, addition, or amendment to this Agreement shall be valid unless in writing and signed by all Parties hereto.

         m. ATTORNEYS' FEES. Except as otherwise provided herein, if a dispute should arise between the Parties including, but not limited to arbitration, each party shall pay it's own attorney's fees and shall not be entitled to re-imbursement.

         n. TAXES. Any income taxes required to be paid in connection with the payments due hereunder, shall be borne by the party required to make such payment. Any withholding taxes in the nature of a tax on income shall be deducted from payments due, and the party required to withhold such tax shall furnish to the party receiving such payment all documentation necessary to prove the proper amount to withhold of such taxes and to prove payment to the tax authority of such required withholding.

         o. NOT FOR THE BENEFIT OF CREDITORS OR THIRD PARTIES. The provisions of this Agreement are intended only for the regulation of relations among the Parties. This Agreement is not intended for the benefit of creditors of the Parties or other third Parties and no rights are granted to creditors of the Parties or other third Parties under this Agreement. Under no circumstances shall any third party, who is a minor, be deemed to have accepted, adopted, or acted in reliance upon this Agreement.

         g. COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Parties agree that facsimile signatures of this Agreement shall be deemed a valid and binding execution of this Agreement.

         h. CONFLICT WAIVER. Both Employee and the Company (the "Parties") hereby agree and acknowledge that Lawrence W. Horwitz ("Horwitz"), has represented both the Company and the Employee in the past. The Parties hereto further acknowledge that they have been informed of the inherent conflict of interest associated with the drafting of this Agreement by Horwitz and waive any action they may have against Horwitz regarding such conflict. The Parties have been given the opportunity to consult with independent counsel of their choice regarding their rights under this Agreement.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the Effective Date.

"Company"                                            "Employee"

I/O MAGIC CORPORATION,                               TONY SHAHBAZ
A NEVADA CORPORATION

/S/ STEEL SU                                         /S/ TONY SHAHBAZ
------------                                         ----------------
BY: Mr. Steel Su
ITS: Director &
        Compensation Committee Member


/S/ STEVE GILLINGS
------------------
BY: Mr. Steve Gillings
ITS: Officer/VP of Finance &
        Compensation Committee Member


/S/ TONY SHAHBAZ
----------------
BY: Mr. Tony Shahbaz
ITS: Officer, Director &
        Compensation Committee Member

                                   EXHIBIT "A"
                              TERMS OF COMPENSATION



1. ANNUAL SALARY - Annual Salary shall be $198,500.00. The companies compensation committee shall consider such salary for performance review and increase from time to time by the companies Board of Director's.

2. BONUS - The employee shall receive a quarterly bonus equal to 7% of the companies quarterly Net Income as reported and reviewed by the companies third party auditors. Such payment shall be due upon completion of each quarterly statement.

3. AUTO ALLOWANCE - The Company agrees to compensate employee $1,200.00 per month for an auto allowance. Employee agrees to forfeit such automobile allowance should the company directly lease a company automobile of equivalent value for the employee.

4. STOCK OPTIONS - From time to time and annually the employee shall be granted stock options and/or the companies Compensation Committee may determine other incentives as it may see fit.

5. VACATION PAY - The employee shall be entitled to vacation and sick pay as approved by the company for all key management.

6. TERM OF COMPENSATION - This agreement and all compensation and benefits as set fourth shall be retroactive to January 1, 2002 and will follow the terms and conditions through the term of this agreement. The beginning term of this agreement is defined by the date of execution.